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COMPAQ Q2 FY01 EARNINGS CALL - JULY 25TH, 2001
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                                  Exhibit 99.2


MICHAEL CAPELLAS - CHAIRMAN, AND CHIEF EXECUTIVE OFFICER

Good afternoon, and thank you for joining us.

As you know from our press release today, Compaq reported second quarter revenue of $8.5 billion dollars, down 17 percent from the same quarter last year, or 13 percent in constant currency.

On an operating basis, we earned 4 cents per share, consistent with expectations.

It's an understatement to say that we're in the midst of an extremely challenging global market. But I'm pleased with our success in executing the plans we've put in place to manage our business in this environment.

We met consensus EPS even as we accelerated inventory reductions and dealt with tough industry conditions.

We also delivered on our commitments to improve our business model and position the company for long-term growth and profitability.

In the process, we have taken some very tough actions.

Let me give you some examples.

We said we would REDUCE STRUCTURAL COSTS. We have now eliminated 5,100 of the 8,500 positions in our restructuring plans. We also reduced operating expenses in Q2 by $100 million dollars sequentially to our lowest level in three years. You will continue to see the improvement flow to the bottom line.

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We said we would IMPROVE OUR SUPPLY CHAIN. During the first half of the year, we permanently reduced inventory by nearly $1 billion dollars, including more than $500 million dollars of channel inventory. We did this while improving on-time delivery and increasing inventory turns in our access business to 40.

You're starting to see the results in our P&L, and you will see the results in our cash flow as well.

We said we would continue to INVEST IN PRODUCT INNOVATION. We introduced an innovative new family of commercial workstations and portables . . . as well as new content caching and Web hosting appliance servers in our TaskSmart(TM) family.

We also SIMPLIFIED OUR PRODUCT ROADMAP through an agreement with Intel to standardize our high performance servers on the Itanium processor family.

We said we would EXPAND OUR GLOBAL SERVICES capabilities. In a tough information technology market, we grew revenue in Compaq Global Services by 7 percent year over year, and by 13 percent in constant currency.

Finally, we said we would launch creative go-to-market approaches. The Computing on Demand initiative we announced last week is a good example of how we are delivering superior customer value.

We are also continuing to focus on leading the industry in customer satisfaction. Collectively, this is all good news for our customers.

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COMPAQ Q2 FY01 EARNINGS CALL - JULY 25TH, 2001
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It's also clear from our results that we have more work to do on the ACCESS side of our business, particularly in the United States.

Sequentially, we lost less than half a point of market share worldwide, with losses in the U.S. partially offset by gains in Europe and Asia.

Given current market conditions, we made good progress on the commercial side - on both our business model and product development.

Unit shipments of commercial desktops were up 11 percent year over year, although revenue was down because of aggressive pricing.

We continue to lead the NEXT GENERATION OF INTERNET ACCESS DEVICES. We shipped 450,000 iPAQ(TM) Pocket PCs during the quarter - which, I should add, are not counted in traditional measures of PC market share. This represented 17 percent of total commercial volume.

Just as important, we are winning the mind share of application developers. More and more of them consider the iPAQ handheld to be the platform of choice for developing new mobile applications.

Even considering the brutal market conditions, I'm disappointed with our performance in the consumer market, particularly in our retail business.

Losses in consumer increased due to the rapid contraction of consumer demand
 . . . resulting in the need to cut prices dramatically to reduce inventory. At the same time, we launched our new products for the back to school market.

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According to Gartner Dataquest, the worldwide PC market declined in the second quarter for the first time since 1986 - and the weakest part of the market was the consumer business.

We will address this business aggressively by reviewing profitability account by account and by evaluating our entire consumer distribution model.

Our ENTERPRISE COMPUTING BUSINESS was down year over year due to weaker demand, an aggressive pricing environment and reductions in channel inventories.

While we maintained our worldwide market share leadership in industry standard servers, revenue was down significantly from the same period last year. This reflected weakness in key high-end markets like telecommunications and financial services. The result was a mix shift to low-end servers where price sensitivity is high.

On the storage side, we continued to lead the shift to storage utilities and storage area networks. Gartner Dataquest reported in June that Compaq was No. 1 in SAN shipments, with market share of more than 48 percent.

Now I want to turn it over to Jeff to talk in more detail about our financial results and the strength of Compaq's balance sheet.

Then I'll come back and talk about our continued investment in product innovation, the expansion of services and our solutions focus.

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COMPAQ Q2 FY01 EARNINGS CALL - JULY 25TH, 2001
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JEFF CLARKE - SVP FINANCE & ADMINISTRATION, AND CHIEF FINANCIAL OFFICER

Good afternoon everyone. We entered the second quarter with clear objectives around:

   o    Aggressive cost reduction
   o    The rapid completion of our restructuring program
   o    The dramatic reduction of inventory across the supply chain, and
   o    The further strengthening of our balance sheet

These actions set the foundation for significant financial leverage when the market turns.

In today's call I would like to take you through our progress on all fronts. Let me start however by taking you through our second quarter results.

Revenue for the quarter was $8.5 billion, a decrease of 17 percent year over year, or 13 percent when adjusted for currency. Weakness in the U.S. market, coupled with worsening economic conditions in Europe and channel inventory reductions led to the decline. Inventory reductions reduced growth by 5 percentage points.

Aggressive cost containment measures and solid execution of our restructuring program helped offset the top line decline and allowed us to meet reduced earnings consensus. Net income on an operational basis was $67 million, down from $363 million in the prior year period. Earnings per diluted common share were $0.04.

Our operational results exclude restructuring charges of $493 million and related tax effects.

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COMPAQ Q2 FY01 EARNINGS CALL - JULY 25TH, 2001
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Gross margin for the quarter was 21.5 percent of revenue, down only one point sequentially in a very tough market, reflecting improved inventory management and revenue mix.

Operating expense totaled $1.7 billion for the quarter, down approximately $120 million over the prior year period and a decrease of over $100 million sequentially. The expense reduction was driven by the solid execution of our restructuring program, reductions in discretionary spending and some expense reduction associated with the revenue decline. In today's environment, it is imperative to rapidly cut costs ... and that is exactly what we've been doing. This is our lowest quarterly level of operating expense in three years and the rapid execution of our restructuring program will ensure further reductions in the third quarter.

On a regional view, North America remained weak, with revenue down 28 percent over the prior year period and 8 percent sequentially. Europe declined 9 percent on a year-over-year basis, and was essentially flat in constant currency. Outside the U.S and Europe, we grew 10 percent over the prior year period when adjusted for the effects of currency, with strongest performance being in Asia Pacific and Japan, where we grew 19 percent and 14 percent respectively.

On a segment view, strength in services helped mitigate revenue declines in our product segments. Our services business is our most profitable segment and driving top line growth in this business is therefore key.

COMPAQ GLOBAL SERVICES revenue was $1.9 billion for the quarter, up 7 percent year over year, or 13 percent in constant currency. Global Services now accounts for 23 percent of total company revenue, up 2 points sequentially.

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Revenue growth was strong across all service divisions and we expect to make share gains in the quarter. On a year-over-year basis:

   o Customer Services grew 2 percent, or 7 percent when adjusted for the effects of currency
   o Professional Services grew 7 percent, or 15 percent in constant currency, and
   o    Compaq Financial Services grew almost 50 percent.

Top line Global Services momentum was coupled with strong operational and expense control, resulting in segment profit of $271 million, up 27 percent over the prior year period.

Let me now address the ACCESS segment, which posted revenue of $3.8 billion, down 22 percent year over year. The segment posted a loss of $155 million for the quarter, compared with a loss of $82 million in the first quarter.

Second quarter results differed by market, with better performance in our Commercial business. Here units grew 6 percent over the prior year period, with double-digit growth in desktops. Our continued focus on product innovation and supply chain improvements, both in terms of inventory management and distribution, allowed us to maintain double-digit gross margins, despite rapidly declining average selling prices.

During the quarter we shipped approximately 450 thousand Compaq iPAQ(TM) Pocket PCs, with margins strengthening sequentially.

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COMPAQ Q2 FY01 EARNINGS CALL - JULY 25TH, 2001
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As in the first quarter, our greatest weakness was in the Consumer market, particularly in U.S. retail, which accounted for the largest portion of the segment loss. Consumer units declined 30 percent over the prior year period, with desktops being weakest. Consumer gross margins fell below 5 percent as we heavily discounted products to make room for newer models.

Our U.S. retail performance is unacceptable, and driving better economics in the business is one of our priorities in the third quarter. We are aggressively implementing cost containment measures and expect a substantial sequential reduction in losses. We continue to anticipate a return to profitability for the Access segment in the fourth quarter.

Revenue in the ENTERPRISE COMPUTING segment was $2.7 billion, down 21 percent year over year, again resulting primarily from continued weakness and an aggressive pricing environment in the U.S., and channel inventory reductions. Excluding the U.S., revenue was flat in constant currency.

Segment operating income was $74 million, or 3 percent of revenue.

Within the Enterprise Computing segment, INDUSTRY STANDARD SERVER revenue was $1.6 billion, a decrease of 26 percent year over year. On a sales-out basis, unit sales were flat indicating continued solid acceptance of our products. Revenue growth was negatively affected by channel inventory reductions and intensified price competition. In addition, telecommunications and finance, traditionally some of our strongest high-end server markets, remain weak.

We expect increased momentum later in the year as our pricing actions and supply chain improvements, coupled with our ongoing focus on customer satisfaction and product innovation, kick-in.

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COMPAQ Q2 FY01 EARNINGS CALL - JULY 25TH, 2001
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BUSINESS CRITICAL SOLUTIONS revenue was $660 million, down 13 percent over the prior year period. We expect market share gains in UNIX, with double-digit server growth. However, we remain cautious as we enter the second half due to weakness in key verticals and tough year-over-year compares.

ENTERPRISE STORAGE revenue was $418 million, down 10 percent year over year as a result of channel inventory reductions that reduced growth by 13 points. We expect further share gains across all segments of the market, including Storage Area Networks and Storage SW. Overseas momentum continued, with growth outside the U.S. of 15 percent in constant currency.

With that, let me now turn your attention to the two key OPERATIONAL OBJECTIVES we set for ourselves for the second quarter, namely:

   o    The rapid completion of our restructuring program, and
   o    The dramatic reduction of inventory across the supply chain

First, let me address the RESTRUCTURING PROGRAMS.

During the second quarter we completed 3,500 of the 4,500 reductions outlined in the first quarter charge, resulting in savings of approximately $40 million.

On July 10th we told you that given the tough economic and market environment, we planned to move even more swiftly and go even deeper in our structural cost reduction programs, and accordingly began further restructuring actions in the second quarter, resulting in a charge of $493 million.

The plans result in a charge of $742 million year to date, and involve a reduction of some 8,500 positions through severance. By the end of this week, we will have completed 5,100 reductions, of which 1,500 occurred in July.

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COMPAQ Q2 FY01 EARNINGS CALL - JULY 25TH, 2001
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We expect to have substantially completed the combined restructuring programs by year-end and anticipate the payback, upon completion, to be approximately $900 million on an annualized basis.

I would now like to address our INVENTORY REDUCTION PROGRAM.

During the second quarter we exceeded our inventory reduction goals on both fronts, by reducing Compaq owned inventory by almost $300 million, and channel inventories by approximately $400 million. In the first half of the year supply chain inventory has therefore been reduced by almost $1 billion.

We are targeting further reductions of approximately $100 million from Compaq owned inventory and $200 million from the channel in the third quarter. With these reductions, our inventory program will be further optimized, reinforcing our competitiveness in the market, and improving margins and cash flow.

We closed the second quarter with commercial channel inventory of 2.7 weeks and retail inventory of 6 weeks.

During our last quarter's earnings call we also spoke about further strengthening our BALANCE SHEET. Let me now update you against this goal.

In the second quarter we again demonstrated our ability to generate cash from operations. Improved inventory management helped generate operating cash flow of $584 million. In the first half of the year we generated approximately $1.1 billion in cash from operations.

We closed the quarter with a cash position of $3.8 billion, up $1.2 billion from the first quarter. Major uses of cash included capital spending of $200 million, restructuring of $75 million and dividend payments of $42 million.

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COMPAQ Q2 FY01 EARNINGS CALL - JULY 25TH, 2001
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Debt closed the quarter at $2.1 billion with just under half being long term in nature and related to Compaq Financial Services, which now has $2.8 billion in assets. During the quarter we borrowed $300 million to fund further expansion of Compaq Financial Services at attractive rates.

A further $600 million was borrowed to match timing differences between inflows and outflows of onshore and offshore cash ... again, a cost efficient form of financing operations.

As noted earlier, we reduced Compaq owned inventory by almost $300 million sequentially. At the same time we increased turns to 15, a 2-turn improvement over the prior year period. In our Access business, inventory turns were 40, up from 23 in the prior year period and 36 sequentially.

Our product inventory levels fell below $1 billion, with sequential reductions across all regions and all segments. This is our lowest level of product inventory in several years.

Days sales outstanding were 55 days, an improvement of 4 days sequentially. Days payable were 47 days, down one day sequentially.

Compaq's balance sheet continues to be one of the strongest in the industry and the results of this past quarter only strengthen it further.

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COMPAQ Q2 FY01 EARNINGS CALL - JULY 25TH, 2001
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To conclude, given the economic and market environment, our second quarter performance reflects solid execution in a number of areas, namely:

   o    Stringent cost control
   o    The aggressive execution of our restructuring plan
   o    The dramatic reduction of inventory across the supply chain, and
   o    The further strengthening of our Balance Sheet

With that, I'd like to now pass you back to Michael who will conclude the call and provide guidance on the third quarter.

MICHAEL CAPELLAS - CHAIRMAN, AND CHIEF EXECUTIVE OFFICER

Thank you, Jeff.

Jeff talked in detail about the steps we're taking to reduce structural costs and improve our supply chain . . . so I want to use the next few minutes to talk about the progress we've made in three other initiatives I outlined in April:

   o    One, continued investment in technology and product innovation

   o    Two, expansion of our global services capabilities

   o    And, three, creative go-to-market approaches with a focus on solutions

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COMPAQ Q2 FY01 EARNINGS CALL - JULY 25TH, 2001
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INVEST IN INNOVATION

As we've discussed in recent weeks, Compaq is shifting to a services and solutions-led business model.

But I want to underscore the fact that innovative, world-class technology remains the important foundation for our solutions.

That's why America Online awarded Compaq a three-year, $150 million dollar contract as its preferred provider of high-end computing products.

It was also a key factor in Compaq's partnership with Starbucks.

During the second quarter, Starbucks named Compaq its preferred IT infrastructure provider for its retail stores and corporate headquarters. We are working with Starbucks and Microsoft to create a high-speed connected environment in Starbucks locations around the world.

A good example of our continuing innovation is the new Evo(TM) family of commercial access products that I mentioned earlier.

Innovations include a notebook with integrated wireless connectivity that support both Bluetooth and 802.11b . . . a 2.5 pound ultra-thin notebook that provides up to eight hours of battery life . . . and new, high-performance workstations.

Each of these products provides significant new functionality at lower prices AND lower costs.

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We also introduced an integrated smart card terminal for secure Internet purchases on select Presario(TM) products. We are partnering with Visa and Fleet Credit Card Services to providers customers with a complete solution.

On the infrastructure side, we introduced two new appliance servers in our TaskSmart family. One is a content caching appliance that incorporates software from Inktomi to help customers deliver complex information more effectively to users.

The other is a Web hosting appliance that enables customers to rapidly deploy large numbers of fixed-configuration Web servers. This dramatically reduces implementation time for complex, Web-based solutions.

As you know, we announced an agreement with Intel last month to consolidate our entire 64-bit family of servers onto the Itanium architecture by 2004.

Together, Compaq and Intel will accelerate the availability of next generation enterprise servers based on the Itanium processor family.

This agreement enables us to offer our customers the best of both worlds: systems engineering expertise, clustering technology and manageability tools from Compaq . . . and leading microprocessor design and world-class volume manufacturing from Intel.

It also provides customers with the clearest and most complete roadmap for improved performance, software compatibility and growth.

The result will be a broad range of 64-bit servers that deliver unparalleled performance and price/performance - all on a single microprocessor architecture.

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The response from our customers has been very positive.

We have reinforced our commitment to execute and even accelerate the current Alpha(TM) roadmap to advance systems performance . . . and we will work closely with our customers to make a smooth transition to Itanium-based systems.

EXPANDING SERVICES

I've talked before about expanding Compaq Global Services, and the second quarter was a clear demonstration of why this is so important.

Services was an area of solid growth - with momentum accelerating from the first quarter.

In an uncertain economy, customers are focused on services and solutions that reduce costs and complexity. This is fueling growth in outsourcing, utility and support services.

A good example is the expansion of our relationship with GE Aircraft Engines. We recently signed a 5-year, $95 million dollar agreement to provide complete IT infrastructure outsourcing for their North and South American regions.

Our services capabilities were also a key factor in winning a global SAP consolidation project at Ericsson.

And Bank of America chose Compaq as the single source of services, support and hardware to the bank's corporate offices and banking center locations across the United States. During the three-year contract, Compaq will deploy up to 120,000 desktops, 4,000 workstations and 6,000 ProLiant(TM) servers.

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This services-led solution will help the bank save 25 percent during the next three years.

We continued to invest in the resources that are so critical to this business. During the second quarter, we hired 750 service professionals to help support our growth.

CREATIVE GO-TO-MARKET APPROACHES AND SOLUTIONS

One of the primary reasons that we are shifting our strategic focus is because customers are changing the way they buy information technology.

Business customers are looking for increased value above the core technology components. They also want technology partners who can put all the pieces together and deliver integrated solutions.

So we're looking at creative ways to provide greater value for our customers and grow our business.

A good example is the launch last week of Compaq's Computing on Demand initiative.

The idea is to treat key IT resources almost as a utility so that customers can deploy the computing resources they need, when and where they need them . . . at a predictable price and performance level.

Computing on Demand is a suite of offerings that combines our strengths in technology - including servers, storage and access - with the architecture, management and support capabilities of Compaq Global Services.

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For example, the Richardson Independent School District in Texas chose Compaq to provide a complete lifecycle solution . . . including installation, software management and system maintenance for more than 16,000 Compaq desktops, notebooks and servers.

The Computing on Demand program is a prime example of our increased focused on IT services and solutions.

One of our clear competitive advantages is our ability to put all the pieces together - hardware, software, services and partners - and deliver integrated solutions to our customers.

Just last week, for example, Daimler Chrysler gave Compaq its Global Suppliers Award. The award recognized Compaq for supplying the company with innovative and creative solutions, enabling it to lower its IT costs.

Compaq also received the Quality Supplier Award from the U.S. Postal Service in June - for the fourth time. It recognizes our commitment to quality and continuous improvement.

Building and expanding on those capabilities is now at the heart of our corporate strategy.

Although we have not been perceived as a solutions company, the fact is that we have a solid solutions portfolio today.

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COMPAQ Q2 FY01 EARNINGS CALL - JULY 25TH, 2001
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Compaq is already a leader in solutions for the telecommunications and financial services markets. We have a strong position in key segments of the manufacturing, e-government and health care markets. And we're building on our strengths in such emerging areas as wireless, media and entertainment, and life sciences.

OUTLOOK AND GUIDANCE

Before we take your questions, I want to talk briefly about the market outlook and provide some guidance for the current quarter.

As you've heard from others in our industry, the market continues to be very difficult. We've seen some stabilization in the U.S., but the market has weakened in Europe and other parts of the world. We also anticipate increasing weakness in Latin America.

In this environment, our focus continues to be on improving our business model, executing the plans we have laid out and providing superior customer value.

We have announced very tough action, and we have executed them quickly and effectively. This will help us improve profitability.

We also believe that our services and solutions-led strategy will position us for even stronger growth and profitability over the long term.

The initial acceptance of our Computing on Demand program demonstrates the effectiveness of our strategy to integrate world-class products and services into comprehensive solutions.

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In the short term, the market remains volatile and thus difficult to predict with much certainty. We expect Q3 revenue to be in the range of $8.0 to $8.4 billion dollars. This includes a further reduction of $200 million dollars in channel inventory . . . as well as a substantial year over year decline in consumer retail.

We expect earnings per share in the range of 7 to 9 cents.

Now we would be happy to take your questions.




********************************************************************************

FORWARD-LOOKING STATEMENT

These prepared remarks may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: worsening global economic conditions, increased competitive environment and pricing pressures, disruptions related to restructuring actions and delays in the expansion of Compaq's solutions business model. Further information on these factors and other factors that could affect Compaq's financial results is included in Compaq's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K and the Quarterly Report on Form 10-Q, which will be filed shortly.

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